Exhibit 10.5

SUBSCRIPTION AGREEMENT

DelMar Pharmaceuticals, Inc.

12707 High Bluff Drive, Suite 200

San Diego, CA 92130

Ladies and Gentlemen:

1. Subscription. The undersigned (the “Purchaser”), intending to be legally bound, hereby irrevocably agrees to purchase from DelMar Pharmaceuticals, Inc., a Nevada corporation (the “Company”), the number of shares of Series C Convertible Preferred Stock, par value $0.001 (the “Shares”) set forth on the signature page hereof at a purchase price of $1,000 per Share (“Share Price”), with a minimum investment amount of $100,000 which minimum investment may be waived at the discretion of the Company and the Placement Agent. The Shares are being sold in the Offering (as defined below), the initial closing of which, will close contemporaneously with the merger of Adgero Biopharmaceuticals Holdings, Inc., a Delaware corporation (“Adgero”), into a wholly-owned subsidiary of the Company (the “Merger”) as more fully described in the Memorandum (as defined below). The terms of the Shares are set forth in the Certificate of Designations of Preferences, Rights and Limitations of Series C Convertible Preferred Stock (the “Certificate of Designations”), which is annexed to the Memorandum (as defined below) as Exhibit C. This Subscription Agreement (this “Subscription Agreement”) is one in a series of similar subscription agreements (collectively, the “Subscription Agreements”) entered into pursuant to the Offering. Adgero, along with the Company’s existing subsidiaries, DelMar Pharmaceuticals (BC) Ltd., 0959454 B.C. Ltd. and 0959456 B.C. Ltd, are sometimes collectively referred to herein as the “Subsidiaries.”

2. The Offering.

(a) This subscription is submitted to you in accordance with and subject to the terms and conditions described in this Subscription Agreement and the Confidential Private Placement Memorandum of the Company dated June 24, 2020, as amended or supplemented from time to time, including all attachments, schedules and exhibits thereto (the “Memorandum”), relating to the offering (the “Offering”) by the Company of a minimum of 10,000 Shares ($10,000,000) (the “Minimum Offering Amount”), and up to a maximum of 20,000 Shares ($20,000,000) (the “Maximum Offering Amount”). In the event that the Maximum Offering Amount is sold, the Placement Agent (as defined below) and the Company shall have the right to sell up to an additional 10,000 Shares ($10,000,000) to cover over-allotments.

(b) Aegis Capital Corp. (“Aegis”) has been engaged as exclusive placement agent in connection with the Offering (sometimes referred to as the “Placement Agent”). The terms of the Offering are more completely described in the Memorandum and such terms are incorporated herein in their entirety.

3. Deliveries and Payment; Escrow of Funds. Simultaneously with the execution hereof, the Purchaser shall: (a) deliver to Aegis in accordance with the Subscription Instructions attached hereto, (i) one (1) completed and executed Omnibus Signature Page to this Subscription Agreement and the Registration Rights Agreement (page 14), (ii) a completed Accredited Investor Certification (pages 15-16), (iii) a completed Investor Profile (pages 17 & 18) and (iv) one (1) completed and executed Tax Certification for U.S. Persons or Non-U.S. Persons, as applicable (beginning on page 20); and (b) make a wire transfer payment to, “Signature Bank, Escrow Agent for DelMar Pharmaceuticals, Inc.” in an amount equal to the product of (i) the number of Shares being subscribed for by the Purchaser in the Offering as set forth on the signature page hereof, multiplied by (ii) the Share Price. Wire transfer instructions are set forth on page 12 hereof under the heading “To subscribe for Shares in the private offering of DelMar Pharmaceuticals, Inc. Such funds will be held for the Purchaser's benefit in a non-interest-bearing escrow account (the “Escrow Account”) until the earliest to occur of (a) a closing of the sale of the Minimum Offering Amount or more (the “First Closing”), (b) the rejection of such subscription, or (c) the termination of the Offering by the Company or the Placement Agent. The Company and the Placement Agent may continue to offer and sell the Shares and conduct additional closings for the sale of additional Shares after the First Closing and until the termination of the Offering.

4. Acceptance of Subscription. The Purchaser understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject this or any other subscription for Shares, in whole or in part, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription. In furtherance of the foregoing, the Company shall have the right to require potential subscribers to supply additional information and execute additional documents in a satisfactory manner, which determination shall be at the sole discretion of the Company, prior to the acceptance of this Subscription Agreement. The Company shall have no obligation hereunder until the Company shall execute and deliver to the Purchaser an executed copy of this Subscription Agreement. If this subscription is rejected in whole, the Offering of Shares is terminated or the Minimum Offering Amount is not raised, all funds received from the Purchaser will be returned without interest or offset, and this Subscription Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this Subscription Agreement will continue in full force and effect to the extent this subscription was accepted.

5. Representations and Warranties.

The Purchaser hereby acknowledges, represents, warrants, and agrees as follows:

(a) None of the Shares or the shares of common stock of the Company issuable upon conversion of the Shares (the “Conversion Securities) or payable as dividends on the Shares (the “Dividend Securities”) offered pursuant to the Memorandum are registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Purchaser understands that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act, by virtue of Section 4(a)(2) thereof and the provisions of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) thereunder, based, in part, upon the representations, warranties and agreements of the Purchaser contained in this Subscription Agreement.

(b) The Purchaser understands that, as further described in the Memorandum, the Series C Preferred Stock being offered may be sold at one or more closings and the applicable Conversion Price of the Series C Preferred being sold at each closing may vary from closing to closing since such Conversion Price will be measured at the time of each Closing. Accordingly, the Purchaser acknowledges the risk that the Conversion Price of the particular series of Series C Preferred Stock that it purchases may be higher than the Conversion Price paid by other investors who participate in a different closing.

(c) Prior to the execution of this Subscription Agreement, the Purchaser and the Purchaser’s attorney, accountant, purchaser representative and/or tax adviser, if any (collectively, the “Advisers”), have received the Memorandum and all other documents requested by the Purchaser, have carefully reviewed them and understand the information contained therein.

(d) Neither the SEC nor any state securities commission or other regulatory authority has approved the Shares, the Conversion Securities or the Dividend Securities or passed upon or endorsed the merits of the Offering or confirmed the accuracy or determined the adequacy of the Memorandum. The Memorandum has not been reviewed by any federal, state or other regulatory authority.

(e) All documents, records, and books pertaining to the investment in the Shares (including, without limitation, the Memorandum) have been made available for inspection by such Purchaser and its Advisers, if any.

(f) The Purchaser and its Advisers, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company and the Subsidiaries concerning the offering of the Shares and the business, financial condition and results of operations of the Company and the Subsidiaries, and all such questions have been answered to the full satisfaction of the Purchaser and its Advisers, if any.

(g) In evaluating the suitability of an investment in the Company and the Shares, the Purchaser has not relied upon any representation or information (oral or written) other than as stated in the Memorandum and the Purchaser and its Advisors have had access, through the Memorandum and/or the EDGAR system, to true and complete copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2019 (the “10-K”) and all other reports filed by the Company pursuant to the Securities Exchange Act of 1934, as amended, since the filing of the 10-K and prior to the date hereof and has reviewed such filings, including the Company’s Registration Statement on Form S-4 relating to the Merger (the “S-4 Registration Statement” and together with the Company’s other filings with the SEC, the “SEC Reports”).

(h) The Purchaser is unaware of, is in no way relying on, and did not become aware of the Offering through or as a result of, any form of general solicitation or general advertising including, without limitation, through the S-4 Registration Statement or any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet (including, without limitation, internet “blogs,” bulletin boards, discussion groups and social networking sites) in connection with the Offering and is not subscribing for the Shares and did not become aware of the Offering through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in securities generally.

(i) The Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Subscription Agreement or the transactions contemplated hereby (other than commissions to be paid by the Company to the Placement Agent or as otherwise described in the Memorandum).

(j) The Purchaser, together with its Advisers, if any, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the Offering to evaluate the merits and risks of an investment in the Shares and the Company and to make an informed investment decision with respect thereto.

(k) The Purchaser is not relying on the Company, the Subsidiaries, the Placement Agent or any of their respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Company and the Shares, and the Purchaser has relied on the advice of, or has consulted with, only its own Advisers.

(l) The Purchaser is acquiring the Shares solely for such Purchaser’s own account for investment purposes only and not with a view to or intent of resale or distribution thereof, in whole or in part. The Purchaser has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Shares or the Conversion Securities, and the Purchaser has no plans to enter into any such agreement or arrangement.

(m) The Purchaser must bear the substantial economic risks of the investment in the Shares indefinitely because none of the Shares, Conversion Securities or Dividend may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. Legends shall be placed on the securities included in the to the effect that they have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in the Company’s stock books. Stop transfer instructions will be placed with the transfer agent of the Shares, if any. The Company has agreed that purchasers of the Shares will have, with respect to the Conversion Securities and Dividend Securities, the registration rights described in the Registration Rights Agreement. Notwithstanding such registration rights, there can be no assurance that there will be any market for resale of the Shares, the Conversion Securities or the Dividend Securities, nor can there be any assurance that such securities will be freely transferable at any time in the foreseeable future.

(n) The Purchaser has adequate means of providing for such Purchaser’s current financial needs and foreseeable contingencies and has no need for liquidity from its investment in the Shares for an indefinite period of time.

(o) The Purchaser is aware that an investment in the Shares is high risk, involving a number of very significant risks and has carefully read and considered the matters set forth under the caption “Risk Factors” in the Memorandum and in the SEC Reports, and, in particular, acknowledges that the Company and the Subsidiaries each has a limited operating history, significant operating losses since inception, no revenues from operations to date, limited assets and are engaged in a highly competitive business.

(p) The Purchaser meets the requirements of at least one of the suitability standards for an “accredited investor” as that term is defined in Regulation D and as set forth on the Accredited Investor Certification contained herein.

(q) The Purchaser (i) if a natural person, represents that the Purchaser has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Shares, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Shares, the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Subscription Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and represents that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound.

(r) The Purchaser and the Advisers, if any, have had the opportunity to obtain any additional information, to the extent the Company and/or the Subsidiaries have such information in their possession or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the Memorandum and all documents received or reviewed in connection with the purchase of the Shares and have had the opportunity to have representatives of the Company and the Subsidiaries provide them with such additional information regarding the terms and conditions of this particular investment and the financial condition, results of operations, and business of the Company and the Subsidiaries deemed relevant by the Purchaser or the Advisers, if any, and all such requested information, to the extent the Company and the Subsidiaries had such information in their possession or could acquire it without unreasonable effort or expense, has been provided to the full satisfaction of the Purchaser and the Advisers, if any.

(s) Any information which the Purchaser has heretofore furnished or is furnishing herewith to the Company, the Subsidiaries or the Placement Agent is complete and accurate and may be relied upon by the Company, the Subsidiaries and the Placement Agent in determining the availability of an exemption from registration under federal and state securities laws in connection with the offering of securities as described in the Memorandum. The Purchaser further represents and warrants that it will notify and supply corrective information to the Company, the Subsidiaries and the Placement Agent immediately upon the occurrence of any change therein occurring prior to the Company's issuance of the Shares.

(t) The Purchaser has significant prior investment experience, including investment in non-listed and non-registered securities. The Purchaser is knowledgeable about investment considerations in development-stage companies with limited operating histories. The Purchaser has a sufficient net worth to sustain a loss of its entire investment in the Company and the Shares in the event such a loss should occur. The Purchaser's overall commitment to investments which are not readily marketable is not excessive in view of the Purchaser’s net worth and financial circumstances and the purchase of the Shares will not cause such commitment to become excessive. Investment in the Company and the Shares as contemplated by this Subscription Agreement is suitable for the Purchaser.

(u) The Purchaser is satisfied that the Purchaser has received adequate information with respect to all matters which it or the Advisers, if any, consider material to its decision to make an investment in the Company and the Shares as contemplated by this Subscription Agreement.

(v) The Purchaser acknowledges that it has been provided with, and has reviewed, Aegis’ Regulation Best Interest Supplement in the form of Exhibit A hereto (the “BI Supplement”) and has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of Aegis concerning the BI Supplement.

(w) The Purchaser acknowledges that any estimates or forward-looking statements or projections included in the Memorandum were prepared by the Company and the Subsidiaries in good faith but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by the Company or the Subsidiaries and should not be relied upon.

(x) No oral or written representations have been made, or oral or written information furnished, to the Purchaser or the Advisers, if any, in connection with the Offering which are in any way inconsistent with the information contained in the Memorandum.

(y) Within five (5) days after receipt of a request from the Company, the Subsidiaries or the Placement Agent, the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company, the Subsidiaries or the Placement Agent is subject.

(z) The Purchaser's substantive relationship with either the Company, the Placement Agent or subagent through which the Purchaser is subscribing for Shares predates such Placement Agent's or such subagent's contact with the Purchaser regarding an investment in the Shares.

(aa) THE SHARES OFFERED HEREBY (INCLUDING THE CONVERSION SECURITIES AND DIVIDEND SECURITIES) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. SUCH SECURITIES HAVE NOT BEEN RECOMMENDED, APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM OR THIS SUBSCRIPTION AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

(bb) In making an investment decision in the Company and the Shares investors must rely on their own examination of the Company, the Subsidiaries and the terms of the Offering, including the merits and risks involved. The Purchaser should be aware that it will be required to bear the financial risks of investment in the Company and the Shares for an indefinite period of time.

(cc) (For ERISA plans only) The fiduciary of the ERISA plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Purchaser fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Purchaser fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates.

(dd) The Purchaser should check the Office of Foreign Assets Control (“OFAC”) website at <http://www.treas.gov/ofac> before making the following representations. The Purchaser represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at <http://www.treas.gov/ofac>. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

[1]	These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(ee) To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph. The Purchaser agrees to promptly notify the Company, the Subsidiaries and the Placement Agent should the Purchaser become aware of any change in the information set forth in these representations. The Purchaser understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Purchaser, either by prohibiting additional subscriptions from the Purchaser, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and the Placement Agent may also be required to report such action and to disclose the Purchaser’s identity to OFAC. The Purchaser further acknowledges that the Company may, by written notice to the Purchaser, suspend the redemption rights, if any, of the Purchaser if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company and the Placement Agent or any of the Company’s other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(ff) To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a senior foreign political figure,2 or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below.

(gg) If the Purchaser is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

[2]	A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

[3]	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

[4]	A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

6. Indemnification. The Purchaser agrees to indemnify and hold harmless the Company, and the Subsidiaries, the Placement Agent (including its selected dealers, if any), and their respective officers, directors, employees, agents, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Purchaser of any covenant or agreement made by the Purchaser herein or in any other document delivered in connection with this Subscription Agreement.

7. Irrevocability; Binding Effect. The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Subscription Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person's heirs, executors, administrators, successors, legal representatives, and permitted assigns.

8. Modification. This Subscription Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

9. Immaterial Modifications to the Registration Rights Agreement. The Company may, at any time prior to the First Closing, modify the Registration Rights Agreement if necessary to clarify any provision therein, without first providing notice or obtaining prior consent of the Purchaser, if, and only if, such modification is not material in any respect.

10. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed email or facsimile if sent during normal business hours of the recipient, if not confirmed, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The Company and the Purchaser hereby consent to the delivery of communications and notices to such parties at their respective address, email or facsimile number set forth on the signature page hereto, or to such other address as such party shall have furnished in writing in accordance with the provisions of this Section 10.

11. Assignability. This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of the Shares, the Conversion Securities or the Dividend Securities shall be made only in accordance with all applicable laws.

12. Applicable Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be wholly-performed within said State.

13. Arbitration. The parties agree to submit all controversies to arbitration in accordance with the provisions set forth below and understand that:

(a) Arbitration is final and binding on the parties.

(b) The parties are waiving their right to seek remedies in court, including the right to a jury trial.

(c) Pre-arbitration discovery is generally more limited and different from court proceedings.

(d) The arbitrator’s award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of rulings by arbitrators is strictly limited.

(e) The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

(f) All controversies which may arise between the parties concerning this Subscription Agreement shall be determined by arbitration pursuant to the rules then pertaining to the Financial Industry Regulatory Authority, Inc. (“FINRA”) in New York City, New York. Judgment on any award of any such arbitration may be entered in the Supreme Court of the State of New York or in any other court having jurisdiction of the person or persons against whom such award is rendered. Any notice of such arbitration or for the confirmation of any award in any arbitration shall be sufficient if given in accordance with the provisions of this Agreement. The parties agree that the determination of the arbitrators shall be binding and conclusive upon them.

14. Blue Sky Qualification. The purchase of Shares under this Subscription Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Shares from applicable federal and state securities laws. The Company shall not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Company shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in the jurisdiction.

15. Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

16. Confidentiality. The Purchaser acknowledges and agrees that any information or data the Purchaser has acquired from or about the Company or the Subsidiaries, not otherwise properly in the public domain, was received in confidence. The Purchaser agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or the Subsidiaries or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company or the Subsidiaries, including any scientific, technical, trade or business secrets of the Company or the Subsidiaries and any scientific, technical, trade or business materials that are treated by the Company or the Subsidiaries as confidential or proprietary, including, but not limited to, ideas, discoveries, inventions, developments and improvements belonging to the Company or the Subsidiaries and confidential information obtained by or given to the Company or the Subsidiaries about or belonging to third parties.

17. Miscellaneous.

(a) This Subscription Agreement, together with the Registration Rights Agreement, constitutes the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

(b) The representations and warranties of the Purchaser made in this Subscription Agreement shall survive the execution and delivery hereof and delivery of the Shares.

(c) Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

(d) This Subscription Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

(e) Each provision of this Subscription Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

(f) Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

18. Omnibus Signature Page. This Subscription Agreement is intended to be read and construed in conjunction with the Registration Rights Agreement pertaining to the issuance by the Company of the Shares to subscribers pursuant to the Memorandum. Accordingly, pursuant to the terms and conditions of this Subscription Agreement and such related agreements it is hereby agreed that the execution by the Purchaser of this Subscription Agreement, in the place set forth herein, shall constitute agreement to be bound by the terms and conditions hereof and the terms and conditions of the Registration Rights Agreement, with the same effect as if each of such separate but related agreement were separately signed.

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DelMar Pharmaceuticals, Inc.

OMNIBUS SIGNATURE PAGE TO THE

SUBSCRIPTION AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

Subscriber hereby elects to subscribe under the Subscription Agreement for a total of $_______ of Shares at a price of $1,000.00 per Share (NOTE: to be completed by subscriber) and, by execution and delivery hereof, Subscriber hereby executes the Subscription Agreement and agrees to be bound by the terms and conditions of the Subscription Agreement and the Registration Rights Agreement.

If the Purchaser is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)	Social Security Number(s)

Signature(s) of Subscriber(s)	Signature

Date	Address

If the Purchaser is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY or TRUST:

Name of Entity	Federal Taxpayer
Identification Number

By:
	Name:	State of Organization
Title:

Date	Address

Fax Number	Email Address

DelMar Pharmaceuticals, Inc.		AEGIS CAPITAL CORP.

By:		By:
	Authorized Officer		Authorized Officer